As filed with the Securities and Exchange Commission on May 3, 2001

Registration No. 333-54372

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CVF TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	87-0429335 (IRS Employer Identification No.)

916 Center Street
Lewiston, New York 14092
(716) 754-7883
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Jeffrey I. Dreben, Chairman, President and Chief Executive Officer
916 Center Street
Lewiston, New York 14092
(716) 754-7883
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

John J. Zak, Esq.
Christine A. Bonaguide, Esq.
Hodgson Russ LLP
One M & T Plaza, Suite 2000
Buffalo, New York 14203

        Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

        If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   X

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __________.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                                    CALCULATION OF REGISTRATION FEE

--------------------------------- --------------- -------------------- ------------------- -----------------
Title of each class of            Amount to be    Proposed maximum     Proposed maximum    Amount of
securities to be registered       registered      offering price per   aggregate           registration fee
                                                  share(1)             offering price
--------------------------------- --------------- -------------------- ------------------- -----------------
Common Stock, $0.001 par value    879,584         $1.41                $1,240,213.44       $310.05 (2)
--------------------------------- --------------- -------------------- ------------------- -----------------
Common Stock,                     98,603          $0.82                $80,854.46          $20.22 (3)
$0.001 par value
--------------------------------- --------------- -------------------- ------------------- -----------------
TOTAL                             978,187                              $1,321,067.90       $330.27
--------------------------------- --------------- -------------------- ------------------- -----------------

(1)	Estimated pursuant to Rule 457(c) for purposes of calculating the fee.

(2)	Paid on January 25, 2001.

(3)	Paid in connection herewith.

        Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(ii)

PROSPECTUS

CVF TECHNOLOGIES CORPORATION

978,187 SHARES OF COMMON STOCK

        The stockholders of CVF Technologies Corporation listed on page 14 of this prospectus are offering 978,187 shares of our common stock. We will receive no proceeds from the sale of these shares.

        Our common stock is listed on The American Stock Exchange under the symbol "CNV". The closing price of our common stock on April 27, 2001 was $0.82.

        INVESTING IN OUR COMMON STOCK IS RISKY. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 3, 2001.

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TABLE OF CONTENTS

RISK FACTORS                                            3

USE OF PROCEEDS                                        11

THE COMPANY                                            11

SELLING STOCKHOLDERS                                   14

PLAN OF DISTRIBUTION                                   16

DESCRIPTION OF SECURITIES                              17

LEGAL MATTERS                                          19

EXPERTS                                                19

WHERE YOU CAN FIND MORE INFORMATION ABOUT US           20

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES         22

NOTE REGARDING FORWARD-LOOKING STATEMENTS              24

        No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in g12this prospectus. You must not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by us. This prospectus is not an offer or solicitation with respect to these shares in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus does not mean that there has been no change in our affairs or that the information in this prospectus is correct at any time subsequent to its date.

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RISK FACTORS

        An investment in our common stock is very risky. You may lose the entire amount of your investment. Prior to making an investment decision, you should carefully review this entire prospectus and consider the following risk factors:

        WE INVEST IN EARLY STAGE AND START-UP COMPANIES THAT HAVE LIMITED OPERATING HISTORIES, REQUIRE LONG-TERM INVESTMENT AND MAY NOT GENERATE A RETURN ON OUR INVESTMENT.

        Our business is to acquire significant holdings in early stage and start-up companies, primarily in the technology area, and to assist in their management. These companies are subject to various risks common to early-stage and start-up companies, including lack of a customer base, lack of name recognition and credibility, the need to hire experienced management and the need to develop and refine the plan of operation of the business. A number of these companies' products have only recently been introduced to the market or have not yet been commercially exploited. Accordingly, several of these companies have limited operating histories upon which investors can base an evaluation of their businesses and prospects.

        Investments of the kind we make involve a long-term commitment. Early-stage companies may require three to five years or longer in order to mature and generate returns to investors. We do not know whether any of our companies will mature and generate returns or permit us to recoup invested capital. Our ability to achieve an acceptable rate of return on any particular investment is subject to a number of risk factors often beyond our control, including increased competition and lack of market share, quality of management, cyclical or uneven financial results, technological obsolescence and regulatory delays. As well, losses on unsuccessful companies are often realized before gains on successful companies are realized. An investment in our common stock is only appropriate for investors able to make a long-term commitment and with the capacity to absorb a loss of some or all of their investment.

        OUR FINANCIAL RESULTS AND THE VALUE OF OUR ASSETS ARE DEPENDENT UPON THE COMPANIES IN WHICH WE INVEST.

        Our profitability and financial results are dependent on the activities and financial results of the companies we invest in. Certain of these companies are consolidated with us for financial reporting purposes and have not yet achieved profitable operations. As a result, we have sustained operating losses, on a consolidated basis, in fiscal years 1996, 1997, 1998, 1999 and 2000. We do not know whether we will be able to achieve operating profitability on a quarterly or annual basis in the future.

        The value of our common stock is based on the value of the securities of the companies we invest in and therefore the value of our common stock will increase or decrease with the value of these companies. If the companies in which we invest are not successful, our financial results will be materially adversely affected and the value of our assets will decline.

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        THE MARKET FOR SECURITIES OF COMPANIES IN WHICH WE INVEST IS THIN OR NON-EXISTENT.

        We have significant positions in the companies in which we have invested. If we were to divest all or part of an interest in a company in which we have invested, we may not receive maximum value for this position. The realizable value of our interests in the companies in which we have invested may ultimately prove to be lower than the carrying value currently reflected in our consolidated financial statements. For those companies in which we have invested that are publicly traded, we may be unable to sell our interest at then-quoted market prices. In addition, registration and other requirements of applicable securities laws may adversely affect our ability to dispose of our interest on a timely basis. The majority of the companies in which we invest are private companies and, as such, our investments are not readily marketable. As such, we may not be able to sell our investment in these companies at an acceptable price or at all.

        THERE ARE SEVERAL TECHNOLOGY-RELATED RISKS WHICH MAY APPLY TO US AND THE COMPANIES IN WHICH WE INVEST.

        The companies in which we have invested and may in the future invest are developing products that will likely require significant additional development, testing and financial support prior to commercialization. We do not know whether such products will be successfully developed, can be capable of being produced in commercial quantities at reasonable costs or can be successfully marketed. The likelihood of our long-term success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the development of new technology and the competitive environments of the technology industry. Summarized below are certain risks generally applicable to companies in the technology industry.

        •  The Industries of the Companies in Which We Have Invested Are Subject to Rapid Change. The markets for many of products of the companies in which we have invested are generally characterized by rapid and significant technological advancements, the frequent introduction of new products utilizing new technologies, changes in customer needs and demands and evolving industry standards. The adoption of new technologies or industry standards can render their products obsolete and unmarketable. This presents substantial risks for us because their products typically have lengthy development and sales cycles. These companies also may not be successful in developing and marketing enhancements to their products or in developing new products that respond to technological changes, evolving industry standards or customer requirements. They may also experience difficulties with new products, and their enhancements or new products may not adequately address the requirements of the marketplace or achieve any significant degree of market acceptance.

        •  The Companies in Which We Have Invested Operate in Highly Competitive Industries. The markets for the products of the companies in which we have invested are intensely competitive. Many of the current and potential competitors of these companies have longer operating histories and substantially greater financial, technical and marketing resources and name recognition. Current or potential competitors may develop products comparable or superior to those developed by these companies or adapt more quickly than them to new technologies, evolving industry standards, new product introductions or changing customer requirements.

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        •  The Products of the Companies in Which We Have Currently Invested May Contain Defects Which Could Lead to Product Liability Claims by Third Parties. The products offered by the companies in which we have invested may contain design defects that are difficult to detect and correct. We do not know whether errors will be found in new products after commencement of commercial shipments or, if discovered, whether we will be able to successfully correct such errors in a timely manner or at all. In addition, despite testing, some design defects or errors may only become apparent in the products after they have been shipped, which could result in loss of or delay in market acceptance of these products. Alleviating errors and failures in these products could require significant expense. Moreover, the reputational harm resulting from product errors and failures would be damaging to their business.

        •  The Companies in Which We Have Invested May be Subject to Fluctuations in Operating Results and Their Products Typically Have Lengthy Sales Cycles. Companies in the technology industry typically experience significant fluctuations in quarterly or annual results caused by a number of factors. Products are often sold as part of a complex and time-consuming bid process that is subject to numerous delays and approvals that are beyond control. For these and other reasons, the sales cycles associated with the products of these companies are often lengthy and subject to significant delays. To the extent that implementation of their products is delayed for any reason, the ability of these companies to recognize revenue with respect to any contract may be impaired, which in turn could materially adversely affect their quarterly or annual operating results. Quarterly sales and operating results also depend generally on the volume and timing of orders within the quarter. The tendency of sales in the technology industry to occur late in fiscal quarters and the ability of these companies to fill orders received within the quarter, all of which are difficult to forecast and manage, could have a material adverse effect on their quarterly and annual results. Operating results are also affected by the mix of distribution channels through which products are sold, the mix of products, the mix of international and North American revenues, regulatory changes, foreign currency exchange rates, the timing and level of capital expenditures of customers and general economic conditions. As a result, the magnitude of quarterly fluctuations may not become evident until late in, or after the close of, a particular quarter. The operating expenses of these companies are based in part on expectations as to future revenue levels and to a large extent may be fixed in the short term; therefore, a shortfall in quarterly sales could lead to a quarterly operating loss.

        WE MAY NEED ADDITIONAL FINANCING IN ORDER TO CONTINUE OPERATIONS.

        Each of the companies in which we have invested generally requires additional capital to meet its business plans. We intend to actively assist these companies in obtaining additional capital, either from us or others. To meet such capital requirements, we will consider additional public or private financing (including the issuance of additional equity securities). We also require additional capital to invest in new companies. We do not know whether additional funding will be available or, if available, that it will be available on terms acceptable to us. Several of these companies rely on our financial support and without additional financial support from us or other investors, they may cease operations.

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        CONVERSION OF OUR SERIES B 6% CONVERTIBLE PREFERRED STOCK WILL HAVE A DILUTIVE IMPACT ON HOLDERS OF OUR COMMON STOCK.

        The conversion of our Series B 6% Convertible Preferred Stock will have a dilutive impact on the percentage of ownership of the current holders of our common stock and the per share value of the common stock. The holder of our Series B Preferred Stock has the right to convert the Series B Preferred Stock into common stock at less than market prices resulting in a dilution of the ownership interests of the current holders of our common stock.

        From and after January 8, 2001, the conversion price of our Series B Preferred Stock is 78% of the mean market price of our common stock based on closing sales prices in the ten trading days prior to the conversion date. If our common stock is delisted from AMEX, the conversion price of our Series B Preferred Stock will be 50% of the mean market price of our common stock based on closing sales prices in the ten trading days prior to the conversion date. Thus, the lower the trading price of shares of our common stock prior to the conversion date, the greater the number of shares of our common stock that can be issued upon conversion of the Series B Preferred Stock, and the greater the dilution caused by this issuance.

        The number of shares of our common stock issued to the holder of our Series B Preferred Stock will be further increased (resulting in greater dilution of the current holders of our common stock) upon exercise of warrants associated with the Series B Preferred Stock or as a result of issuance of our common stock in payment of dividends on our Series B Preferred Stock.

        THERE IS NO MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF OUR SERIES B PREFERRED STOCK.

        There is no minimum trading price that fixes the maximum number of shares of our common stock that can be issued upon the conversion of Series B Preferred Stock. The terms of the Series B Preferred Stock, however, provide certain limited restrictions on the number of shares that may be issued on conversion should the market price for our common stock decline to less than $3.00 per share for a certain number of days.

        THERE IS THE RISK THAT DUE TO THE LIMITATIONS PLACED ON THE CONVERSION OF THE SERIES B PREFERRED STOCK, THE SERIES B PREFERRED STOCKHOLDER'S INVESTMENT MAY NOT BE CONVERTED INTO COMMON STOCK AND WOULD HAVE TO BE REDEEMED IN CASH.

        The total number of shares of common stock (1) issuable upon conversion of the Series B Preferred Stock, (2) as a dividend on the Series B Preferred Stock and (3) upon exercise of the warrant issued in connection with the Series B Preferred Stock cannot exceed 20% of the number of shares of our common stock issued and outstanding on October 8, 1999. In the event the holder of Series B Preferred Stock is unable to convert shares into common stock because these limitations have been reached, we would be required to redeem the Series B Preferred Stock in cash at 125% of the stated value plus any accrued and unpaid dividends. In such case we may not possess or have access to sufficient cash necessary to effect this redemption.

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        WE ARE DEPENDENT ON THE ONGOING SERVICES OF CERTAIN OF OUR EXECUTIVES, THE LOSS OF WHOM COULD HAVE A DETRIMENTAL EFFECT ON THE MARKET PRICE OF OUR STOCK.

        Our plan of business development and our day-to-day operations rely heavily on the experience of Jeffrey Dreben, the Chairman of the Board, President and Chief Executive Officer, and Robert Nally, the Chief Operating Officer, Chief Technology Officer, Secretary and Treasurer, neither of whom have signed employment agreements with us. The loss of either of them could adversely affect the success of our operations and strategic plans and, consequently, have a detrimental effect on the market price of our stock. Our success will also depend on our and the ability of the companies in which we have invested to attract and retain highly qualified management and technical personnel. We do not know whether we or those companies will be successful in attracting and retaining qualified personnel as necessary, and the failure to do so could have a material adverse effect on us.

        CERTAIN OF THE COMPANIES IN WHICH WE HAVE CURRENTLY INVESTED ARE SUBJECT TO VARIOUS ENVIRONMENTAL LAWS AND REGULATIONS WITH WHICH THEY MUST COMPLY.

        Certain of the operations of the companies in which we have invested are subject to various comprehensive laws and regulations related to protection of the environment. Such laws and regulations, among other things, regulate the nature of treatment that these companies can provide. Because these companies provide their customers with services designed to protect the environment by cleaning and removing materials or substances at their customers' sites that must be properly handled, recycled or, in some cases, removed for proper disposal, these companies are subject to regulations which impose liability on persons involved in handling, processing or transporting hazardous materials. These requirements may also be imposed as conditions of operating permits or licenses that are subject to renewal, modification or revocation. These laws and regulations have become and are likely to continue to become increasingly stringent. Existing laws and regulations, and new laws and regulations, may require these companies to modify, supplement, replace or curtail their operating methods at costs which may be substantial without any corresponding increase in revenues. In addition, the demand for certain of their environmental services may be adversely affected by the amendment or repeal of federal, state or provincial laws and regulations.

        THERE IS A RISK THAT THE VALUE OF TRADEMARKS AND OTHER PROPRIETARY RIGHTS OWNED BY THE COMPANIES IN WHICH WE HAVE INVESTED COULD BE DIMINISHED BY IMPROPER USE BY OTHERS.

        We believe our success and competitive position depend significantly upon the proprietary technology owned by the companies in which we have invested. These companies generally rely on a combination of patent, trademark and trade secret laws and non-disclosure agreements and other contractual provisions to establish, maintain and protect their proprietary rights, all of which afford only limited protection. Certain of them have patents and registered trademarks and pending patent and trademark applications which cover certain aspects of their technology and business. We do not know whether any pending or future patent or trademark applications will be granted in respect of these companies' technology and business or whether any current or future patents or trademarks will be challenged, invalidated or circumvented or whether the rights granted under such patents or trademarks will provide competitive advantages to these companies. In addition, until recently, these companies have not generally sought patent protection for their products. Their inability to adequately protect their proprietary rights could have a material adverse effect on us. Moreover, effective patent and trade secret protection may be unavailable or limited in certain foreign countries, making greater the possibility of misappropriation of proprietary technology. The steps these companies have taken to protect their proprietary technology may not prevent misappropriation of such technology and such protections may not preclude competitors from developing products with functionality or features similar to their products.

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        Although we do not believe that any of these companies are infringing the intellectual property rights of others, claims of infringement are becoming increasingly common as the number of products and competitors in the technology industry grows, the functionality of products in different industry segments overlaps, and legal protections, including patents, are applied to products made by their competitors. Third parties may assert that the products of the companies in which we have invested infringe, or may infringe, the proprietary rights of third parties. The defense of any such claims, with or without merit, could be time consuming, result in costly litigation and diversion of technical and management personnel, cause product shipment delays or require these companies to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all.

        WE MAY NOT PAY DIVIDENDS ON OUR COMMON STOCK.

        To date, we have not paid any cash dividends on our common stock, and we do not intend to do so in the foreseeable future. Rather, we intend to use any future earnings to fund our operations and the growth of our business.

        WE MAY BE REQUIRED TO RAISE ADDITIONAL FUNDS BY ISSUING SECURITIES ON TERMS WHICH WOULD DILUTE YOUR INTEREST IN US.

        In order to fund our growth, we will need to obtain financing through an additional offering of our equity securities or by incurring indebtedness. This financing may not be available on terms acceptable to us. Furthermore, future investors may seek and obtain, and we may be required to offer, investment terms which are substantially better than those granted to existing investors. The issuance of securities on those terms would dilute the interests of existing stockholders.

        PURSUANT TO OUR AUTHORITY TO DESIGNATE AND ISSUE SHARES OF OUR STOCK AS WE DEEM APPROPRIATE, OUR BOARD OF DIRECTORS MAY ASSIGN RIGHTS AND PRIVILEGES TO CURRENTLY UNDESIGNATED SHARES WHICH COULD ADVERSELY AFFECT YOUR RIGHTS AS A COMMON STOCKHOLDER.

        Our authorized capital consists of 50,500,000 shares of capital stock of which 25,000 shares are designated Series A Preferred Stock, 350,000 shares are designated Series B 6% Convertible Preferred Stock and 125,000 shares are undesignated preferred stock. Our Board of Directors, without any action by the stockholders, may designate and issue the undesignated preferred shares in such classes or series as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The ability of our Board of Directors to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of common stock.

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        POTENTIAL CURRENCY FLUCTUATION BETWEEN THE U.S. DOLLAR AND THE CANADIAN DOLLAR, AND OTHER CURRENCY FLUCTUATIONS, COULD ADVERSELY AFFECT US.

        Although our consolidated financial statements are reported in U.S. dollars, a significant portion of the sales and operating costs of the companies in which we have currently invested are denominated in Canadian dollars. Significant long term fluctuations in relative currency values could adversely affect our results of operations. In particular, we may be adversely affected by the weakening of the U.S. dollar against the Canadian dollar. International sales by these companies also entail risks associated with currency fluctuations. As international sales increase, risks associated with currency fluctuations may increase. Given the number of currencies that may be involved, the constantly changing currency exposures and the substantial volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations upon future operating results of these companies. Neither we nor any of these companies engage in hedging transactions to cover currency exposure.

        OUR COMMON STOCK PRICE AND THE STOCK MARKETS MAY EXPERIENCE VOLATILITY.

        In recent years, the stock markets have experienced extreme price and volume fluctuations and market prices for securities of many companies have experienced wide fluctuations, not necessarily related to the operating performance of such companies. Further, the market price for our common stock has been highly volatile and is likely to continue to be highly volatile. The trading prices of many technology-related company stocks, including ours, have experienced significant price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. Any negative change in the public's perception of the prospects of the technology-related companies could depress our stock price regardless of our results.

        The following factors will add to our common stock price's volatility: actual or anticipated variations in our quarterly results and those of the companies in which we invest; changes in the market valuations of the companies in which we invest; negative changes in the public's perception of the prospects of technology-related companies; changes in the size, form or rate of our acquisitions; changes in our financial estimates and those of the companies in which we invest by securities analysts; new products or services offered by us, the companies in which we invest and their competitors; announcements by the companies in which we invest and their competitors of technological innovations; announcements by us or the companies in which we invest or our competitors of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; additional sales of our securities; additions to or departures of our key personnel and key personnel of the companies in which we invest; and general economic conditions such as a recession, or interest rate or currency rate fluctuations.

        Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

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        THE COMPANIES IN WHICH WE INVEST COULD MAKE BUSINESS DECISIONS THAT ARE NOT IN OUR BEST INTERESTS OR THAT WE DO NOT AGREE WITH, WHICH COULD IMPAIR THE VALUE OF OUR INTEREST IN THOSE COMPANIES.

        Although we generally seek a significant equity interest and participation in the management of the companies in which we invest, we may not be able to control significant business decisions of these companies. We may have shared control or no control over some of these companies. In addition, although we currently own a controlling interest in many of the companies in which we invest, we may not maintain this controlling interest. Acquisitions of interests in companies in which we share control or have no control or the dilution of our interest in, and control over, companies will involve additional risks that could cause the performance of our interests and our operating results to suffer, including the management of a company having economic or business interests or objectives that are different than ours and a company not taking our advice with respect to the financial or operating difficulties that it may encounter.

        Our inability to adequately control the companies in which we invest could prevent us from assisting them, financially or otherwise, or could prevent us from liquidating our interests in them at a time or at a price that is favorable to us. Additionally, the companies in which we invest may not collaborate with each other or act in ways that are consistent with our business strategy. These factors could hamper our ability to maximize returns on our interests, and cause us to recognize losses on our interests in these companies.

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USE OF PROCEEDS

        We will not receive any proceeds from the sale of the common stock by the selling stockholders.

THE COMPANY

Business.

        We are in the business of selecting, developing and managing early stage and start-up companies that exploit proprietary or other unique technologies. We try to acquire significant holdings in these companies to assist in their management and to finance their growth by assisting them in obtaining additional capital, either from us or other sources.

        We have interests in the following operating companies: Biorem Technologies Inc., Healthy Elements, Gemprint Corporation, SRE Controls Inc., Dantec Corporation, Petrozyme Technologies Inc., Ecoval Corporation, TurboSonic Technologies Inc. and RDM Corporation.

        Biorem is an Ontario corporation based in Guelph, Ontario, Canada that is engaged in the business of applying bioconversion and biotransformation technology to municipal and industrial environmental applications. Biorem also develops, manufactures and sells industrial bioremediation and biofilter technology products for a variety of industrial applications, including remediation of organic toxic chemicals in soil and ground water, treatment of industrial waste streams and odor elimination at composting, rendering and food processing plants. We own a 69% interest in Biorem.

        Healthy Elements is an Ontario partnership based in Toronto, Ontario, Canada that operates a retail store and an online site which offer natural health and food products, nutritional supplements and health services, including naturopathic and homeopathic medicine and registered massage therapy, as well as products manufactured by Ecoval. We own a 61% economic interest and a 69.25% voting interest in Elements through our wholly-owned subsidiary, Grand Island Marketing, Inc.

        Gemprint is an Ontario corporation based in Toronto, Ontario, Canada that develops and sells diamond and precious gem identification technology products and services to the retail and wholesale jewelry markets. These products and services allow diamonds and other gems to be uniquely identified non-invasively using a patented low power laser imaging system proprietary to Gemprint. In December 2000, we sold 1,871,581 shares of Gemprint's Class C stock and 3,743,162 shares of Gemprint's Class B stock. We own a 56% interest in Gemprint.

        SRE Controls is an Ontario corporation based in Waterloo, Ontario, Canada that develops, manufactures and sells high-efficiency, programmable microprocessor-based electronic controllers for direct current motors used in electric vehicles. We own a 75% interest in SRE Controls.

        Dantec is an Ontario corporation based in Waterloo, Ontario, Canada that develops, manufactures and sells advanced process control technologies, primarily to the food processing industry. We own a 54% interest in Dantec.

        Petrozyme is an Ontario corporation based in Guelph, Ontario, Canada that develops and sells proprietary technologies for the degradation and recovery of petroleum and petroleum-based wastes. We own a 50% interest in Petrozyme.

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        Ecoval is a Delaware corporation with its headquarters located in Lewiston, N.Y., which develops, produces and sells a range of all-natural, environmentally friendly fertilizers, herbicides and tree recovery systems under the "Nature's Glory" brand. Ecoval carries on its operations through its U.S. operating subsidiary, Ecoval U.S., Inc. and its Canadian operating subsidiary, Ecoval International Inc. Ecoval participated in a series of restructuring transactions involving the Ecoval group of companies that took place during the period from December 2000 to February 2001. As a result of these transactions, Ecoval replaced Ecoval Inc. a Canadian company, as the parent company of the Ecoval group and CVF increased its equity ownership from 31% to 88%.

        TurboSonic Technologies, a Waterloo, Ontario, Canada public company, designs and markets proprietary integrated pollution control and industrial gas cooling/conditioning systems including liquid atomization technology and dust suppression systems to ameliorate or abate industrial environmental problems. TurboSonic's stock is publicly traded on the U.S. Over the Counter Bulletin Board. We own a 13% interest in TurboSonic.

        RDM is an Ontario corporation based in Waterloo, Ontario, Canada that develops and sells technologies which enable secure and accurate payments over the Internet through electronic checks and check reading and imaging devices for point of sale paper check transactions. RDM's stock is publicly traded on the Canadian Venture Exchange. We own an 8% interest in RDM.

The Form of Our Investments.

        We negotiate the form that our investment will take with each company, taking into account the financing needs of the company, our ability to play an active role in the business in collaboration with the business' existing management team, the potential for significant rates of return on our investment and tax considerations. We generally will not invest in a company unless we can exert some degree of influence on its operations. Our investments may take the form of debt (with or without conversion features), debt with warrants to acquire common shares or debt with participation in cash flow or earnings, preferred shares (with or without conversion features) or common shares. Some of our investments may involve a combination of these features.

Our Investments.

        Each of the companies in which we have currently invested has its own business plan and financial reporting systems. Each has also completed the development of its original products, has set up markets and distribution channels, has sold products and has put management teams in place and/or is currently working to strengthen and expand its management teams. Most are also working to improve their marketing capabilities. Additional capital required by these companies is primarily for expansion of sales and marketing and continuation of research and development to enable them to realize their commercial potential over the next three to five years. As is common with early-stage technology companies, these companies have historically operated at a loss or at a break-even. Most are expected to operate at a loss for the foreseeable future. Some may show losses due to substantial investment in research and development. Thus, these companies will require additional financing from us or other sources in order to continue operations.

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Our Address, Telephone Number and Website.

        The address of our principal executive offices is 916 Center Street, Lewiston, New York 14092 and our telephone number is (716) 754-7883. We maintain a website at Please note that our website and the websites of the companies in which we invest are not part of this prospectus.

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SELLING STOCKHOLDERS

        The following table sets forth the number of shares of common stock owned by the selling stockholders as of May 3, 2001 and after giving effect to this offering. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

        Because the selling stockholders may offer all, some or none of their common stock, we cannot provide a definitive estimate as to the number of shares that they will hold after such offering and the following table has been prepared on the assumption that all shares of common stock offered under this prospectus will be sold.

                                        Shares Beneficially       Number of        Shares Beneficially
                                           Owned Before         Shares Offered     Owned After Offering
                                             Offering             by Selling
         Name                                                     Stockholder

Environmental Research
& Development Capital Limited                 279,174             279,174 (1)               0
Partnership

CDP Acces Capital Inc.                         69,790              69,790 (1)               0

Societe Innovatech du Grand Montreal           54,138              54,138 (1)               0

Fonds de solidarite des travailleurs
  du Quebec (F.T.Q.)                          279,174             279,174 (1)               0

Environmental Private Equity Fund II LP        93,506              93,506 (1)               0

Anker Bank of Switzerland                      12,236              12,236 (1)               0

1067892 Ontario Limited                        78,802              78,802 (2)               0

IBM Canada Limited                             25,000              25,000 (3)               0

Meighen Demers LLP                             18,034              18,034 (4)               0

The Equity Group Inc.                          41,333              41,333 (5)               0

Leo N. Hirsch                                  27,000              27,000 (6)               0

(1)	Represents shares issued in a private placement of our common stock in exchange for common shares of Ecoval.

(2)	Represents shares issued in a private placement of our common stock as compensation for services rendered in connection with the exchange of shares of our common stock for common shares of Ecoval.

(3)

Represents shares issued in a private placement of our common stock to IBM Canada Limited pursuant to an agreement whereby we received an assignment of certain claims of ISM Information Systems Management Corporation against Gemprint.

14

(4)	Represents shares issued in a private placement of our common stock in consideration of legal services rendered to Gemprint.

(5)	Represents 31,000 shares issued and 10,333 shares to be issued in a private placement of our common stock in consideration of The Equity Group Inc. entering into a consulting agreement with us.

(6)	Represents shares issued in a private placement of our common stock in consideration of services rendered to Ecoval.

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PLAN OF DISTRIBUTION

        We are registering the shares offered by this prospectus on behalf of the selling stockholders. As used in this section, the term “selling stockholders” includes donees, pledgees, transferees and other successors in interest selling shares they receive from a selling stockholder after the date of this prospectus. We will pay all costs and expenses in connection with the preparation of this prospectus and the registration of the shares offered by it. Any brokerage commissions and similar selling expenses attributable to the sale of shares will be borne by the selling stockholders.

        The selling stockholders may sell shares at various times in one or more types of transactions (which may include block transactions) on The American Stock Exchange, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares or a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

        The selling stockholders may sell shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or purchasers of the shares. This compensation may be in excess of customary commissions.

        The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares they sell while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

        Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

        Selling stockholders also may sell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

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DESCRIPTION OF SECURITIES

COMMON STOCK

        Holders of our common shares are entitled to one vote per share on each matter submitted to vote at any meeting of the shareholders. Common shares do not carry cumulative voting rights, and, therefore, holders of a majority of our outstanding common shares will be able to elect the entire Board of Directors, and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors. The Company’s Board of Directors has authority, without the action by the Company’s shareholders, to issue all or any portion of the authorized but unissued common shares, which would reduce the percentage ownership of the Company of its shareholders and which may dilute the book value of the common shares. Dividends declared on the common shares are payable in U.S. dollars.

PREFERRED STOCK

        Preferred shares may be issued in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated.

        We currently have outstanding 3,477 shares of a series of non-voting Preferred Stock designated as Series A Preferred Stock. Each share of Series A Preferred Stock has a stated value of the U.S. dollar equivalent of Cdn. $25 determined at the date of issuance by reference to the noon spot rate for conversion of Canadian dollars into U.S. dollars as published by the National Bank of Canada on the business day immediately preceding the date of issuance. The holders of Series A Preferred Stock are entitled to cumulative dividends at the rate of 5% annually of the stated value plus accrued but unpaid dividends, to be paid in U.S. dollars. The dividends have priority over any payments of dividends on common shares and on all other shares of preferred stock ranking junior to the Series A Preferred Stock. We may, at our option and at any time, redeem all or part of the Series A Preferred Stock from the holders. Additionally, at any time after August 20, 2000, a holder of the Series A Preferred Stock may require the Company to redeem any or all of the Series A Preferred Stock held by such holder. The redemption price is the stated value plus all accrued but unpaid dividends. On or about July 28, 2000, we issued shares of our common stock to certain holders of Series A Preferred Stock in exchange for 21,283 shares of Series A Preferred Stock. On or about November 21, 2000, we issued shares of our common stock to a holder of Series A Preferred Stock in exchange for 72 shares of Series A Preferred Stock. On or about January 5, 2001, we issued shares of our common stock to certain holders of Series A Preferred Stock in exchange for 168 shares of Series A Preferred Stock. We are currently attempting to negotiate a redemption or exchange with the remaining holders of Series A Preferred Stock.

        In 1999, we issued 350,000 shares of newly created Series B 6% Convertible Preferred Stock. The Series B Preferred Stock is senior to each other class of our capital stock, including our common stock and Series A Preferred Stock, and has a preference on dividends and on liquidation. The liquidation preference is 130% of the stated value plus accrued and unpaid dividends; stated value is $10 per share. In addition, the holders of the Series B Preferred Stock have the right to vote as a class on certain matters, including any action that would change the rights and preferences of the Series B Preferred Stock and any action that would create a new class or series of capital stock having a preference over the Series B Preferred Stock or increase the authorized number of shares of Series B Preferred Stock.

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        Each share of Series B Preferred Stock is entitled to receive dividends at the rate of 6% per year, payable biannually. We have the option of paying dividends in cash or through issuance of shares of our common stock to the holder of Series B Preferred Stock.

        The holder of our Series B Preferred Stock has the right to convert the Series B Preferred Stock into common stock. In February 2001, the holder converted 5,000 shares of Series B Preferred Stock into 43,504 shares of our Common Stock. From and after January 8, 2001, the conversion price of our Series B Preferred Stock is 78% of the mean market price of our common stock based on closing sales prices in the ten trading days prior to the conversion date. If our common stock is delisted from AMEX, the conversion price of our Series B Preferred Stock will be 50% of the mean market price of our common stock based on closing sales prices in the ten trading days prior to the conversion date. The terms of the Series B Preferred Stock provide certain limited restrictions on the number of shares that may be issued on conversion should the market price for our common stock decline to less than $3.00 per share for a certain number of days. We are required to convert any shares of our Series B Preferred Stock remaining outstanding on October 8, 2002 into shares of our common stock.

        We have the right to redeem our Series B Preferred Stock at any time before October 8, 2002 at 120% of the stated value plus accrued and unpaid dividends, so long as on the date of redemption the market price of our common stock is less than the market price of our common stock on October 8, 1999.

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LEGAL MATTERS

        Legal matters relating to the validity of the shares offered by this prospectus will be passed upon for us by Hodgson Russ LLP, Buffalo, New York.

EXPERTS

        Ernst & Young LLP, our independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and registration statement. Our consolidated financial statements are incorporated by reference into this prospectus in reliance on Ernst & Young LLP’s report given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

       Federal securities law requires us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Commission. You can inspect and copy this information at the Public Reference Room maintained by the Commission at Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549.

        You can receive additional information about the operation of the Commission’s Public Reference Facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a website at that contains reports, proxy and information statements and other information regarding companies that, like us, file electronically with the Commission.

        The Commission allows us to “incorporate by reference” information that has been filed with it, which means that we can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and related information that we file with the Commission will automatically update and supersede information we have included in this prospectus. We also incorporate by reference any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholders sell all of their shares or until their registration rights expire. This prospectus is part of a registration statement that we filed with the Commission (Registration No. 333-54372). The following are specifically incorporated herein by reference:

•	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

•

The description of common stock included under the caption “Securities to be Registered” in our registration statement on Form 10-SB, File No. 000-29266, dated February 12, 1997 (as amended on February 26, 1997, May 30, 1997 and August 22, 1997), including any amendments or reports filed for the purpose of updating such description.

        You (and any of your beneficial owners) can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at the following address:

CVF Technologies Corporation Attention: Jeffrey I. Dreben 916 Center Street Lewiston, New York 14092 (716) 754-7883

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or amendment to this prospectus. We have not authorized anyone else to provide you with different information or additional information. Selling stockholders are offering to sell, and seeking offers to buy, shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus,

20

is accurate at any date other than the date indicated on the cover page of such documents.

21

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Article VIII of our bylaws provides for the indemnification of our officers and directors to the extent authorized by the Nevada Revised Statutes. Section 78.7502(1) of the Nevada Revised Statutes allows us to indemnify any person made or threatened to be made a party to any action, except an action by us or in our right, by reason of the fact that he or she is or was a director, officer, employee or agent of, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Article VIII of our charter provides for indemnification of such a person to the full extent provided by the Nevada Revised Statutes, as amended from time to time.

        Under Section 78.7502(2), a similar standard of care applies to derivative actions by us or in our right, except that indemnification is limited solely to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person seeking indemnification has been found liable to us.

        In addition, Section 78.751(2) allows us to advance payment of indemnifiable expenses prior to final disposition of a proceeding. Decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel or by the stockholders.

        Section 78.751(3) provides that the power to indemnify is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 78.752 of the Nevada Revised Statutes and Section 8.06 of our Bylaws enable us to purchase and maintain insurance for our present and former directors, officers, employees and agents. Accordingly, we have provided liability insurance for each director and officer for certain losses arising from claims or charges made against him or her while acting in his or her capacity as our director or officer, including liabilities under federal securities laws.

        Additionally, Article V of our charter limits the liability of our directors under certain circumstances. Article V states:

A director of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions in violation of section 78.300 of the Nevada Revised Statutes.

22

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

23

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus and in the documents incorporated by reference in this prospectus are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “may,” “will” or similar terms. Forward-looking statements also include projections of financial performance, statements regarding management’s plans and objectives and statements concerning any assumption relating to the foregoing. Important factors regarding our business, operations and competitive environment which may cause actual results to vary materially from these forward-looking statements are discussed under the caption “Risk Factors.”

24

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The estimated expenses in connection with the issuance and distribution of the shares registered hereby are set forth in the following table:

      SEC registration fee                     $   330.27

      AMEX additional listing fee              $17,500.00

      Legal fees and expenses                  $20,000.00

      Accounting fees and expenses             $ 5,000.00

      Miscellaneous                            $ 1,000.00

                                        Total  $43,830.27

Item 15. Indemnification of Directors and Officers.

        Article VIII of Registrant’s bylaws provides for the indemnification of officers and directors of Registrant to the extent authorized by the Nevada Revised Statutes. Section 78.7502(1) of the Nevada Revised Statutes allows Registrant to indemnify any person made or threatened to be made a party to any action except an action by or in the right of Registrant, by reason of the fact that he or she is or was a director, officer, employee or agent of Registrant, or is or was serving at the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Article VIII of Registrant’s charter provides for indemnification of such person to the full extent provided by the Nevada Revised Statutes, as amended from time to time.

        Under Section 78.7502(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person seeking indemnification has been found liable to Registrant.

        In addition, Section 78.751(2) allows Registrant to advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel or by the stockholders.

        Section 78.751(3) provides that the power to indemnify is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 78.752 of the Nevada Revised Statutes and Section 8.06 of Registrant’s Bylaws enable Registrant to purchase and maintain insurance for its present and former directors, officers, employees and agents. Accordingly, Registrant has provided liability insurance for each director and officer for certain losses arising from claims or charges made against him or her while acting in his or her capacity as a director or officer of Registrant, including liabilities under federal securities laws.

        The above discussion of Registrant’s bylaws and Sections 78.7502, 78.751 and 78.752 of the Nevada Revised Statutes is not intended to be comprehensive and is qualified in its entirety by such bylaws and statute.

        Additionally, Article V of Registrant's charter limits the liability of Registrant's directors under certain circumstances. Article V states:

A director of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions in violation of section 78.300 of the Nevada Revised Statutes.

Item 16. Exhibits.

Exhibit No.       Description
-----------       -----------

4.1 (1)           Form of Exchange Agreement dated as of November 10, 2000.

5   (2)           Opinion of Hodgson Russ LLP.

23.1(2)           Consent of Ernst & Young LLP.

23.2(2)           Consent of Hodgson Russ LLP (included in Exhibit 5).

24  (1)           Power of Attorney.
(1)	Previously filed, as of January 26, 2001, as an exhibit to Registrant's registration statement on Form S-3 (Registration No. 333-54372).

(2)	Filed herewith.

Item 17. Undertakings.

        (a)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than Registrant’s payment of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (b)  The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)  To treat, for determining any liability under the Securities Act, each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof; and

        (3)  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Lewiston, State of New York, on May 3, 2001.

By: /s/Jeffrey I. Dreben Jeffrey I. Dreben, President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                        Date
---------                        -----                        ----

/s/ Jeffrey I. Dreben            Chairman of the Board,       May 3, 2001
--------------------------       President, Chief Executive
Jeffrey I. Dreben                Officer and Director
                                 (Principal Executive Officer)

/s/ Robert B. Nally*             Chief Operating Officer,     May 3, 2001
--------------------------       Chief Technology Officer,
Robert B. Nally                  Secretary, Treasurer, Director

/s/ Robert H. Glazier*           Director                     May 3, 2001
--------------------------
Robert H. Glazier

/s/ George A. Khouri*            Director                     May 3, 2001
---------------------------
George A. Khouri

/s/ Robert L. Miller*            Chief Financial Officer      May 3, 2001
--------------------------       (Principal Financial
Robert L. Miller                 and Accounting Officer)

*By:/s/ Jeffrey I. Dreben
    ------------------------------------
    Jeffrey I. Dreben, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.     Description
----------      -----------

4.1 (1)         Form of Exchange Agreement dated as of November 10, 2000.

5   (2)         Opinion of Hodgson Russ LLP.

23.1(2)         Consent of Ernst & Young LLP.

23.2(2)         Consent of Hodgson Russ LLP (included in Exhibit 5).

24  (1)         Power of Attorney.

(1)	Previously filed, as of January 26, 2001, as an exhibit to Registrant's registration statement on Form S-3 (Registration No. 333-54372).

(2)	Filed herewith.